Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

SECOND QUARTER 2019 RESULTS

Houston, July 23, 2019 – Superior Energy Services, Inc. (the “Company”) today announced a net loss from continuing operations for the second quarter of 2019 of $71.1 million, or $0.46 per share, on revenue of $436.3 million. This compares to a net loss from continuing operations of $47.7 million, or $0.31 per share, for the first quarter of 2019, on revenue of $467.2 million and a net loss from continuing operations of $25.4 million, or $0.16 per share for the second quarter of 2018, on revenue of $535.5 million.

The Company reported a pre-tax expense of $31.4 million in reduction in value of assets, primarily related to an impairment of intangible assets in its Onshore Completion and Workover Services segment. The Company also recorded a pre-tax charge of $1.3 million related to restructuring costs. The resulting adjusted net loss for the second quarter was $46.0 million, or $0.29 per share. During the second quarter, the Company also recorded an additional deferred tax assets valuation allowance of $22.2 million.

David Dunlap, President and CEO, commented, “Our primary focus is on cash generation and during the second quarter our cash balance improved significantly. Improved operational performance and continued capital spending discipline resulted in positive free cash flow. Additionally, the divestiture of our drilling rig service line resulted in $74 million in cash proceeds received at closing. The second quarter demonstrates that there are opportunities to build our cash position and we will continue our concerted efforts to improve the Company’s capital structure over time.

“U.S land revenues were lower sequentially primarily as a result of the Company electing to operate fewer pressure pumping fleets in West Texas. Our drilling products and production services segments were more resilient despite a declining rig count. The U.S. land market will likely remain challenged from a competitive perspective, particularly if customer spending tapers, and we will continue to identify opportunities to reduce costs and remain proactive in identifying additional non-core divestitures.

“Increased completion tools and hydraulic workover and snubbing activity resulted in a 20% increase in total U.S. offshore revenue. In contrast to U.S. land markets, the U.S. offshore market is gradually improving, presenting opportunities for us to put our unique product offerings and solutions to work for acceptable returns.

“International results were stable sequentially, although in general, we believe that activity levels will improve for us over time. This is due to a combination of increased customer activity and the continued success of our long-term international expansion efforts.”

Drilling Rigs Divestiture

During the quarter, the Company divested its drilling rigs service line, previously included in its Onshore Completion and Workover Services segment. This service line included 12 U.S. land based drilling rigs and related equipment for which the Company received $74 million in cash proceeds at closing. Through the first half of 2019, this service line generated $32.8 million of revenue, incurred $6.4 million of depreciation expense, and had $2.6 million of operating losses.

Second Quarter 2019 Geographic Breakdown

U.S. land revenue was $263.0 million in the second quarter of 2019, a decrease of 14% as compared with revenue of $305.8 million in the first quarter of 2019, and a 30% decrease compared to revenue of $375.4 million in the second quarter of 2018. U.S. offshore revenue increased 20% to $83.0 million as compared with revenue of $69.3 million in the first quarter of 2019, and a 15% increase from revenue of $72.2 million in the second quarter of 2018. International revenue of $90.3 million decreased by 2% as compared with revenue of $92.1 million in the first quarter of 2019 and increased 3% as compared to revenue of $87.9 million in the second quarter of 2018.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the second quarter of 2019 was $100.7 million, a slight decrease from first quarter 2019 revenue of $101.1 million and a 7% increase from second quarter 2018 revenue of $94.0 million.

U.S. land revenue decreased 2% sequentially to $47.3 million, U.S. offshore revenue decreased 3% sequentially to $28.1 million and international revenue increased 6% to $25.3 million.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the second quarter of 2019 was $163.5 million, a 20% decrease from first quarter 2019 revenue of $205.0 million, and a 41% decrease from second quarter 2018 revenue of $276.2 million.

Production Services Segment

The Production Services segment revenue remained flat at $103.0 million and increased by 1% from second quarter 2018 revenue of $102.0 million.

U.S. land revenue was $38.8 million a 5% decrease from first quarter revenue of $40.7 million. U.S. offshore revenue increased 11% sequentially to $21.4 million and international revenue decreased 2% sequentially to $42.8 million.

Technical Solutions Segment

The Technical Solutions segment revenue in the second quarter of 2019 was $69.1 million, a 20% increase from first quarter 2019 revenue of $57.6 million and a 9% increase from second quarter 2018 revenue of $63.3 million.

U.S. land revenue increased 12% sequentially to $13.4 million. U.S. offshore revenue increased 60% sequentially to $33.5 million and international revenue decreased 10% to $22.2 million.

Conference Call Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Wednesday, July 24, 2019. The call can be accessed from the Company’s website at www.superiorenergy.com or by telephone at 888-317-6003 and using entry number 6137120. For those who cannot listen to the live call, a telephonic replay will be available through July 31, 2019 and may be accessed by calling 877-344-7529 and using the access code 10132665.

About Superior Energy Services

Superior Energy Services (NYSE:SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

This press release contains, and future oral or written statements or press releases by us and our management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by our management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause our actual results to differ materially from such statements. Such risks and uncertainties include, but are not limited to: the conditions in the oil and gas industry, especially oil and natural gas prices and capital expenditures by oil and gas companies; our outstanding debt obligations and the potential effect of limiting our ability to fund future growth and operations and increasing our exposure to risk during adverse economic conditions; necessary capital financing may not be available at economic rates or at all; volatility of our common stock; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which we may have limited or no insurance coverage or indemnification rights; we may not be fully indemnified against losses incurred due to catastrophic events; claims, litigation or other proceedings that require cash payments or could impair our financial condition; credit risk associated with our customer base; the effect of regulatory programs (including regarding worker health and safety laws) and environmental matters on our operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce demand for our pressure pumping and fluid management services, or that future changes in climate change legislation could result in increased operating costs or reduced commodity demand globally; the impact that unfavorable or unusual weather conditions could have on our operations; the potential inability to retain key employees and skilled workers; political, legal, economic and other risks and uncertainties associated with our international operations; laws, regulations or practices in foreign countries could materially restrict our operations or expose us to additional risks; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting our operating results; changes in competitive and technological factors affecting our operations; risks associated with the uncertainty of macroeconomic and business conditions worldwide; not realizing the benefits of acquisitions or divestitures; our operations may be subject to cyber-attacks that could have an adverse effect on our business operations; counterparty risks associated with reliance on key suppliers; challenges with estimating our potential liabilities related to our oil and natural gas property; and risks associated with potential changes of Bureau of Ocean Energy Management security and bonding requirements for offshore platforms. These risks and other uncertainties related to our business are described in our periodic reports filed with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which we cannot control or anticipate. Further, we may make changes to our business strategies and plans (including our capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise, any of which could or will affect our results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by us in our forward-looking statements. We undertake no obligation to update any of our forward-looking statements for any reason, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
Revenues	$436,315	$535,548	$467,176	$903,491	$1,017,866

Cost of services and rentals (exclusive of depreciation, depletion, amortization and accretion)	296,428	369,810	330,163	626,591	713,270
Depreciation, depletion, amortization and accretion	75,218	97,973	82,439	157,657	203,692
General and administrative expenses	71,984	69,896	73,845	145,829	145,716
Reduction in value of assets	31,381	—	—	31,381	—

Loss from operations	(38,696)	(2,131)	(19,271)	(57,967)	(44,812)

Other income (expense):
Interest expense, net	(24,650)	(24,894)	(25,121)	(49,771)	(49,781)
Other income (expense)	490	(2,382)	(1,612)	(1,122)	(4,117)

Loss from continuing operations before income taxes	(62,856)	(29,407)	(46,004)	(108,860)	(98,710)
Income taxes	8,194	(3,970)	1,701	9,895	(13,325)

Net income (loss) from continuing operations	(71,050)	(25,437)	(47,705)	(118,755)	(85,385)
Income (loss) from discontinued operations, net of income tax	—	(953)	—	—	(729)

Net income (loss)	$(71,050)	$(26,390)	$(47,705)	$(118,755)	$(86,114)

Basic and Diluted earnings (losses) per share:
Net income (loss) from continuing operations	$(0.46)	$(0.16)	$(0.31)	$(0.76)	$(0.56)
Loss from discontinued operations	—	(0.01)	—	—	—

Net income (loss)	$(0.46)	$(0.17)	$(0.31)	$(0.76)	$(0.56)

Weighted average common shares:
Basic and Diluted	155,997	154,278	155,777	155,383	153,728

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2019	December 31, 2018
ASSETS

Current assets:
Cash and cash equivalents	$234,132	$158,050
Accounts receivable, net	369,834	447,353
Prepaid expenses	61,989	45,802
Inventory and other current assets	133,815	121,700

Total current assets	799,770	772,905

Property, plant and equipment, net	940,933	1,109,126
Operating lease right-of-use assets	99,004	—
Goodwill	136,787	136,788
Notes receivable	66,010	63,993
Restricted cash	2,739	5,698
Intangible and other long-term assets, net	101,054	127,452

Total assets	$2,146,297	$2,215,962

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$95,894	$139,325
Accrued expenses	218,882	219,180
Income taxes payable	3,734	734
Current portion of decommissioning liabilities	3,593	3,538

Total current liabilities	322,103	362,777

Long-term debt, net	1,284,814	1,282,921
Decommissioning liabilities	129,604	126,558
Operating lease liabilities	78,973	—
Other long-term liabilities	150,412	152,967

Total stockholders’ equity	180,391	290,739

Total liabilities and stockholders’ equity	$2,146,297	$2,215,962

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(in thousands)

(unaudited)

	2019	2018
Cash flows from operating activities:
Net loss	$(118,755)	$(86,114)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	157,657	203,692
Reduction in value of assets	31,381	—
Other noncash items	17,788	(5,343)
Changes in working capital and other	(19,241)	(72,820)

Net cash provided by operating activities	68,830	39,415

Cash flows from investing activities:
Payments for capital expenditures	(79,136)	(119,841)
Proceeds from sales of assets	84,557	23,297

Net cash provided by (used in) investing activities	5,421	(96,544)

Cash flows from financing activities:
Other	(1,026)	(3,900)

Net cash used in financing activities	(1,026)	(3,900)
Effect of exchange rate changes in cash	(102)	(1,311)

Net change in cash, cash equivalents, and restricted cash	73,123	(62,340)
Cash, cash equivalents and restricted cash at beginning of period	163,748	192,483

Cash, cash equivalents, and restricted cash at end of period	$236,871	$130,143

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

REVENUE BY GEOGRAPHIC REGION BY SEGMENT

(in thousands)

(unaudited)

	Three months ended,
	June 30, 2019	March 31, 2019	June 30, 2018
U.S. land
Drilling Products and Services	$47,267	$48,217	$43,394
Onshore Completion and Workover Services	163,495	205,038	276,242
Production Services	38,808	40,666	47,944
Technical Solutions	13,385	11,920	7,858

Total U.S. land	$262,955	$305,841	$375,438

U.S. offshore
Drilling Products and Services	$28,085	$29,067	$23,261
Onshore Completion and Workover Services	—	—	—
Production Services	21,410	19,272	13,634
Technical Solutions	33,492	20,933	35,333

Total U.S. offshore	$82,987	$69,272	$72,228

International
Drilling Products and Services	$25,330	$23,795	$27,378
Onshore Completion and Workover Services	—	—	—
Production Services	42,784	43,512	40,426
Technical Solutions	22,259	24,756	20,078

Total International	$90,373	$92,063	$87,882

Total Revenues	$436,315	$467,176	$535,548

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

(in thousands)

(unaudited)

	Three months ended,
	June 30, 2019 (1)	March 31, 2019	June 30, 2018
Revenues
Drilling Products and Services	$100,682	$101,079	$94,033
Onshore Completion and Workover Services	163,495	205,038	276,242
Production Services	103,002	103,450	102,004
Technical Solutions	69,136	57,609	63,269

Total Revenues	$436,315	$467,176	$535,548

Income (Loss) from Operations
Drilling Products and Services	$26,087	$21,279	$15,001
Onshore Completion and Workover Services	(19,881)	(15,079)	7,511
Production Services	3,442	1,617	(7,124)
Technical Solutions	8,473	(916)	5,797
Corporate and other	(24,174)	(26,172)	(23,316)

Total Loss from Operations	$(6,053)	$(19,271)	$(2,131)

EBITDA
Drilling Products and Services	$47,577	$44,305	$43,591
Onshore Completion and Workover Services	13,506	22,664	54,934
Production Services	16,614	15,757	7,179
Technical Solutions	14,452	5,394	12,070
Corporate and other	(22,984)	(24,952)	(21,932)

Total EBITDA	$69,165	$63,168	$95,842

(1)

Income (loss) from operations and EBITDA exclude the impact of reduction in value of assets and restructuring costs for the three months ended June 30, 2019. For Non-GAAP reconciliations, refer to Table 2 below.

Non-GAAP Financial Measures

The following table reconciles net income/loss from continuing operations, which is the directly comparable financial measure determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted income/loss from continuing operations (non-GAAP financial measure). This financial measure is provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of Consolidated Adjusted Net Loss

(in thousands)

(unaudited)

Table 1

	Three months ended, June 30, 2019
	Consolidated	Per Share
Reported net loss	$(71,050)	$(0.46)

Reduction in value of assets	31,381	0.20
Restructuring costs	1,262	0.01
Income taxes	(7,573)	(0.04)

Adjusted net loss	$(45,980)	$(0.29)

The following table reconciles net income/loss from continuing operations by segment, which is the directly comparable financial measure determined in accordance with GAAP, to adjusted income/loss from operations and adjusted EBITDA by segment (non-GAAP financial measures). These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of Adjusted Income (Loss) from Operations and Adjusted EBITDA by Segment

(in thousands)

(unaudited)

Table 2

	Three months ended June 30, 2019
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from operations	$26,087	$(51,262)	$3,442	$9,508	$(58,825)	$(71,050)
Reduction in value of assets	—	31,381	—	—	—	31,381
Restructuring costs	—	—	—	—	1,262	1,262
Interest expense, net	—	—	—	(1,035)	25,685	24,650
Other expense	—	—	—	—	(490)	(490)
Income taxes	—	—	—	—	8,194	8,194

Adjusted income (loss) from operations	$26,087	$(19,881)	$3,442	$8,473	$(24,174)	$(6,053)

Depreciation, depletion, amortization and accretion	21,490	33,387	13,172	5,979	1,190	75,218

Adjusted EBITDA	$47,577	$13,506	$16,614	$14,452	$(22,984)	$69,165

	Three months ended March 31, 2019
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from operations	$21,279	$(15,079)	$1,617	$102	$(55,624)	$(47,705)
Interest expense, net	—	—	—	(1,018)	26,139	25,121
Other expense	—	—	—	—	1,612	1,612
Income taxes	—	—	—	—	1,701	1,701

Income (loss) from operations	$21,279	$(15,079)	$1,617	$(916)	$(26,172)	$(19,271)

Depreciation, depletion, amortization and accretion	23,026	37,743	14,140	6,310	1,220	82,439

EBITDA	$44,305	$22,664	$15,757	$5,394	$(24,952)	$63,168

	Three months ended June 30, 2018
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$15,001	$7,511	$(7,124)	$6,768	$(47,593)	$(25,437)
Interest expense, net	$—	$—	$—	$(971)	$25,865	24,894
Other expense	—	—	—	—	2,382	2,382
Income taxes	—	—	—	—	(3,970)	(3,970)

Income (loss) from operations	$15,001	$7,511	$(7,124)	$5,797	$(23,316)	$(2,131)

Depreciation, depletion, amortization and accretion	28,590	47,423	14,303	6,273	1,384	97,973

EBITDA	$43,591	$54,934	$7,179	$12,070	$(21,932)	$95,842